UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

__________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2024 (the “Original Form 8-K”) to report entry into a Securities Purchase Agreement. The sole purpose of this Form 8-K/A is to amend an inadvertent error in the amount of initial warrants issued to Lind Global Fund II, LP and to disclose the issuance of Placement Agent Shares to The Benchmark Company, LLC pursuant to a letter agreement dated February 8, 2024. Except as expressly set forth herein, this Amendment does not amend the Original Report in any way. This Amendment restates the Original Form 8-K in its entirety. No other changes have been made to the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2024, Know Labs, Inc. (the “Company”) (a) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Lind Global Fund II, LP (“Lind”), pursuant to which the Company may issue Lind one or more senior convertible notes (the “Notes”) in the aggregate principal amount of up to Fourteen Million Four Hundred Thousand Dollars ($14,400,000) for an aggregate purchase price equal to up to Twelve Million Dollars ($12,000,000) (the “Offering”) and Common Stock purchase warrants (the “Warrants”) and (b) issued to Lind an initial Note with an outstanding principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000) in exchange for a purchase price of Four Million Dollars ($4,000,000), that is convertible into shares of the Company’s common stock at an initial conversion price of $1.00 per share, subject to adjustment (the “Note Shares”), and an initial Warrant to purchase up to 6,000,000 shares of the Company’s common stock at an initial exercise price of $0.80 per share, subject to adjustment (each, a “Warrant Share,” together with each Note, the Note Shares and the Warrants, the “Securities”).

The Notes do not carry any interest. Beginning on the date that is 120 days from the issuance date of each Note and on each one (1) month anniversary thereafter for 20 months, the Company shall pay Lind an amount equal to the greater of (x) 5% of the aggregate principal amount of such Note or (y) $240,000, until the outstanding principal amount of such Note has been paid in full prior to or on its maturity date or, if earlier, upon acceleration, conversion or redemption of such Note in accordance with the terms thereof (the “Monthly Payments”). At the Company’s discretion, the Monthly Payments shall be made in (i) cash, (ii) shares of the Company’s common stock, or (iii) a combination of cash and shares; if made in shares, the number of shares shall be determined by dividing (x) the principal amount being paid in shares by (y) 90% of the average of the 3 lowest daily VWAPs during the 20 trading days prior to the applicable payment date. The Notes set forth certain conditions that must be satisfied before the Company may make any Monthly Payments in shares of common stock. If the Company makes a Monthly Payment in cash, the Company must also pay Lind a cash premium of 5% of such Monthly Payment. Lind may elect with respect to no more than two (2) Monthly Payments to increase the amount of such monthly payment up to $750,000 which increase would be paid only in shares of the Company’s common stock upon notice to the Company. Any such increased payment shall be deducted from the amount of the last monthly payment owed under the Note.

Issuance of Note Shares and Warrant Shares upon repayment or conversion of Notes and exercise of Warrants is subject to an ownership limitation equal to 4.99% of the Company’s outstanding shares of common stock; provided, that if Lind and its affiliates beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock, then such limitation shall automatically increase to 9.99% so long as Lind and its affiliates own in excess of 4.99% of such common stock (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon Lind and its affiliates ceasing to own in excess of 4.99% of such common stock).

Upon the occurrence of any Event of Default (as defined in the Notes), the Notes will become immediately due and payable and the Company must pay Lind an amount equal to 120% of the then outstanding principal amount of each Note, in addition to any other remedies under the Note or the other Transaction Documents. Events of default include, among others, failure of the Company to make any Note payment when due, a default in any indebtedness or adverse judgements in excess of $250,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the Company’s shares of common stock no longer being public traded or listed on a national securities exchange, any stop order or trading suspension restricting the trading in the Company’s common stock, and the Company’s market capitalization is below $15 million for consecutive 10 days.

The Warrant may be exercised via cashless exercise in the event there is no effective registration statement covering the shares of Common Stock underlying a Warrant exercise.

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Pursuant to the terms of the Securities Purchase Agreement, if at any time prior to a date that is 24 months following the closing of the Offering, the Company proposes to offer or sell any additional securities in a subsequent financing, the Company shall first offer Lind the opportunity to purchase up to 20% of such new securities.

The Company’s obligations under the Notes are secured by a first-priority security interest in all of its assets pursuant to the terms of a Security Agreement in favor of Lind. In addition, in connection with the Offering, the Company’s subsidiary Particle, Inc., a Nevada corporation (“Particle”), has guaranteed all of the obligations of the Company in connection with the Offering pursuant to the terms of a Guaranty in favor of Lind.

The sale of the Notes and the terms of the Offering, including the Guaranty are set forth in the Securities Purchase Agreement, the Note, the Warrant, a Security Agreement, and Guaranty (collectively, the “Transaction Documents”).

The Benchmark Company, LLC, served as the exclusive placement agent (the “Placement Agent”) to the Company in connection with the Offering. As a result of the Offering, the Company has agreed to pay the Placement Agent a cash fee of $200,000 and to issue to the Placement Agent 102,302 unregistered shares of common stock (the “Placement Agent Shares”) in addition to paying certain of the Paying Agent’s expenses incurred in connection with the Offering.

Pursuant to the Securities Purchase Agreement, the Company agreed to register all of the Note Shares and Warrant Shares issued to Lind in the Offering.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and Lind, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties. The Note also contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

The foregoing description of the Transaction Documents is qualified by reference to the full text of the forms of the Transaction Documents, which are filed as Exhibits hereto and incorporated herein by reference.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Lind in the Securities Purchase Agreement, the offering and sale of the Securities to Lind was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Placement Agent Shares were also issued in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. None of the Securities nor the Placement Agent Shares have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

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Item 8.01 Other Events.

The Company issued a press release on February 29, 2024 announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Securities Purchase Agreement(1)
10.2	Form of Note(1)
10.3	Form of Warrant(1)
10.4	Security Agreement(1)
10.5	Guaranty(1)
99.1	Press Release(1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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